UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2019

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On January 28, 2019, Centene Corporation (“Centene”) held a special meeting of stockholders (the “Special Meeting”), at Centene’s headquarters in St. Louis, Missouri. The Special Meeting was held to consider and vote upon an amendment to Centene’s certificate of incorporation to increase the authorized shares of common stock from 400,000,000 shares of common stock to 800,000,000 shares of common stock.

At the Special Meeting, holders of 183,555,337 shares of Centene common stock, which represents approximately 89% of the shares of Centene common stock outstanding and entitled to vote as of the record date of December 24, 2018, were represented in person or by proxy.

The final voting results for this proposal, which is described in greater detail in Centene’s definitive proxy statement filed with the Securities and Exchange Commission on December 26, 2018, follow below:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Approval of an Amendment to the Centene Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock:	181,896,795	1,583,772	74,770	-

The proposal was approved by Centene’s stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	January 29, 2019	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer